Exhibit 32.0

Certification of the Chief Executive Officer and Chief Accounting Officer

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

with Respect to the Annual Report on Form 10-K

for the Year Ended December 31, 2009

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Vermillion, Inc., a Delaware corporation (the “Company”), does hereby certify, to the best of such officer’s knowledge, that:

1.

The Company’s annual report on Form 10-K for the year ended December 31, 2009, (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2.	Information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 20, 2010	/s/ Gail S. Page
Gail S. Page
Executive Chairperson, President and Chief Executive Officer
(Principal Executive Officer)

Date: May 20, 2010	/s/ John H. Tran
John H. Tran
Vice President of Finance and Chief Accounting Officer
(Principal Financial and Accounting Officer)

The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-K or as a separate disclosure document of the Company or the certifying officers.